Exhibit 99.1

News release

QLT ANNOUNCES THIRD QUARTER 2015 RESULTS

Provides Update on Synthetic Retinoid Program

For Immediate Release	October 29, 2015

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. The Company reported financial results today for the third quarter ended September 30, 2015. Unless otherwise specified, all amounts are reported in U.S. dollars and in accordance with U.S. GAAP.

2015 THIRD QUARTER FINANCIAL RESULTS

Operating Expenses/Income

Research and Development (“R&D”) Expenses

During the third quarter of 2015, R&D expenses were $2.1 million compared to $2.8 million for the same period in 2014. The $0.7 million (25%) decrease was primarily due to (i) higher costs incurred in 2014 related to certain toxicity studies, which were substantially completed by August 2014, and (ii) lower salary and overhead costs in 2015 related to R&D headcount attrition and downsizing of our leased laboratory and office space. These cost decreases were offset by costs incurred in the third quarter of 2015 related to the commencement of our natural history study and start-up activities for the QLT091001 pivotal trial.

Selling, General and Administrative (“SG&A”) Expenses

During the third quarter of 2015, SG&A expenses were $3.2 million compared to $2.4 million for the same period in 2014. The $0.8 million (33%) increase in SG&A expenses was primarily due to consulting and advisory fees of $2.2 million incurred during the third quarter of 2015 related to our pursuit of a proposed merger with InSite Vision Incorporated (“InSite”), as described below, and other potential strategic transactions, including the $45 million investment in Aralez Pharmaceuticals plc, and subsequent distribution of the Aralez shares to QLT shareholders. In comparison, during the third quarter of 2014, we incurred $1.2 million of consulting and advisory fees related to our pursuit of a merger with Auxilium Pharmaceuticals, Inc. (“Auxilium”), which was terminated on October 8, 2014.

Termination Fee

In accordance with the termination provisions of the Merger Agreement with InSite, as described below, on September 15, 2015 InSite paid QLT a $2.7 million termination fee (the “Termination Fee”).

Operating Loss and Net Loss per Share

The operating loss for the third quarter of 2015 was $2.7 million compared to $5.4 million for the same period in 2014. The net $2.7 million decrease in operating losses was primarily due to the receipt of the Termination Fee.

Net loss per common share was $0.05 in the third quarter of 2015 compared to $0.10 for the same quarter in 2014. The improvement in earnings per share was due to the same factors described above.

Cash and Cash Equivalents

As at September 30, 2015, the Company’s consolidated cash and cash equivalents were $147.1 million compared to $155.9 million at December 31, 2014. The $8.8 million decrease in cash was primarily due to $9.9 million of funds used in operating activities and $7.1 million of consulting and advisory fees paid in connection with the Company’s strategic review, including the proposed merger with InSite and other strategic transactions noted above. These cash decreases were partially offset by $5.5 million of proceeds received from stock option exercises and the receipt of the $2.7 million Termination Fee described above.

TERMINATION OF MERGER AGREEMENT WITH INSITE

On September 15, 2015, InSite terminated the Agreement and Plan of Merger (as amended and restated on August 26, 2015, the “Merger Agreement”) between QLT and InSite. The Merger Agreement contemplated a business combination whereby InSite would have become an indirect wholly-owned subsidiary of QLT and InSite stockholders would have received QLT common shares based on an exchange ratio equal to 0.078 of a QLT common share per InSite common share, subject to a collar mechanism. InSite terminated the Merger Agreement after receiving a competing proposal (as amended, the “Sun Proposal”) from Sun Pharmaceuticals Industries Ltd. (“Sun”), which InSite’s board of directors determined to be superior to the proposed merger with QLT.

Upon termination of the Merger Agreement, InSite paid QLT the $2.7 million Termination Fee described above, $5.7 million of principal owed under the secured line of credit (the “Secured Note”) that QLT granted to InSite on June 8, 2015 in connection with the proposed merger, and $0.1 million of related interest owing.

Following the termination of the Merger Agreement with InSite, QLT is continuing to identify, evaluate and review its strategic and business options in parallel with the ongoing development of its synthetic retinoid – QLT091001.

SYNTHETIC RETINOID UPDATE

The Company is continuing discussions with the European regulatory authorities regarding the potential submission in 2016 of a Marketing Authorization Application (“MAA”) for conditional approval of QLT091001 in the EU. Conditional approval, if granted, would be made subject to specified conditions, including that the Company complete and have favorable safety and efficacy data from additional studies, including one or more pivotal trials of QLT091001 for Inherited Retinal Disease caused by retinal pigment epithelium protein 65 (“RPE65”) (autosomal recessive) and lecithin:retinol acyltransferase (“LRAT”) mutations (“IRD”). In this regard, the Company has continued pivotal trial start-up activities, including engaging a global contract research organization (“CRO”), with the goal of initiating a pivotal trial in the first half of 2016.

During the second half of 2015, the Company also initiated a retrospective, uncontrolled, multicenter, case history study to determine the natural history of visual function in subjects with Inherited Retinal Disease phenotypically diagnosed as LCA or RP caused by autosomal recessive mutations in RPE65 or LRAT. The goal of the natural history study is to compare visual outcomes in patients treated with QLT091001, relative to the treatment of naïve patients, in order to assess the extent to which QLT091001 may improve or prolong visual function. We believe this data may be used to support the Company’s potential application for conditional approval. The results of the natural history study are expected to be available for review with representatives of the European Medicines Agency by the end of the first quarter of 2016.

Passive Foreign Investment Company

The Company believes that it was classified as a Passive Foreign Investment Company (“PFIC”) for 2008 through 2014, and that it may be classified as a PFIC in 2015, which could have adverse tax consequences for U.S. shareholders. Please refer to our 2014 Annual Report on Form 10-K for additional information.

QLT Inc. – Financial Highlights

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

In accordance with United States generally accepted accounting principles

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In thousands of U.S. dollars except share and per share information)	2015	2014	2015	2014

Expenses
Research and development	$2,142	$2,792	$7,754	$11,684
Selling, general and administrative	3,166	2,388	13,939	8,642
Depreciation	141	222	508	680
Restructuring charges	—	—	—	744
Termination fee	(2,667)	—	(2,667)	—

	2,782	5,402	19,534	21,750

Operating loss	(2,782)	(5,402)	(19,534)	(21,750)
Other (expense) income
Net foreign exchange (losses) gains	(43)	—	(5)	(74)
Interest income	152	27	235	80
Fair value change in contingent consideration	—	—	—	1,466
Other	(6)	17	(8)	115

	103	44	222	1,587

Loss from continuing operations before income taxes	(2,679)	(5,358)	(19,312)	(20,163)
(Provision for) recovery of income taxes	(3)	432	(17)	194

Loss from continuing operations	(2,682)	(4,926)	(19,329)	(19,969)

Loss from discontinued operations, net of income taxes	—	(6)	—	(63)

Net loss and comprehensive loss	$(2,682)	$(4,932)	$(19,329)	$(20,032)

Basic and diluted net loss per common share
Continuing operations	$(0.05)	$(0.10)	$(0.37)	$(0.39)
Discontinued operations	—	(0.00)	—	(0.00)

Net loss per common share	$(0.05)	$(0.10)	$(0.37)	$(0.39)

Weighted average number of common shares outstanding (thousands)
Basic and diluted	52,829	51,151	51,949	51,105

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands of U.S. dollars)	September 30, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$147,068	$155,908
Accounts receivable, net of allowances for doubtful accounts	266	363
Income taxes receivable	14	47
Prepaid and other	391	1,053

Total current assets	147,739	157,371

Accounts receivable	2,000	2,000
Property, plant and equipment	473	1,000

Total assets	$150,212	$160,371

LIABILITIES
Current liabilities
Accounts payable	$3,269	$1,943
Accrued liabilities	1,570	1,528

Total current liabilities	4,839	3,471
Uncertain tax position liabilities	352	388

Total liabilities	5,191	3,859

SHAREHOLDERS’ EQUITY
Share capital
Authorized
500,000,000 common shares without par value
5,000,000 first preference shares without par value, issuable in series
Issued and outstanding common shares	$475,333	$467,034
September 30, 2015 – 52,829,398 shares
December 31, 2014 – 51,199,922 shares
Additional paid-in capital	97,377	97,838
Accumulated deficit	(530,658)	(511,329)
Accumulated other comprehensive income	102,969	102,969

Total shareholders’ equity	145,021	156,512

Total shareholders’ equity and liabilities	$150,212	$160,371

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Visudyne® is a registered trademark of Novartis AG

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to statements concerning the proposed investment in Aralez Pharmaceuticals plc (“Aralez”) and the subsequent distribution of the Aralez ordinary shares (or cash in lieu) to QLT shareholders (the “Aralez Distribution”), the potential issuance of convertible notes (the “Convertible Notes”) by QLT as a mechanism to return capital to QLT shareholders, the potential private placement and the availability of certain liquidity events for shareholders under these transactions, including any effect the transactions may have on QLT and the QLT shares, and the future potential of Aralez; statements concerning our synthetic retinoid program, including our timing, ability and plans to apply for conditional approval in the EU, commence our pivotal trial and receive results from our natural history study; statements concerning our PFIC status; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “believes,” “expects,” “hopes,” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; the risk that the proposed return of capital in the form of the Aralez Distribution of Aralez shares or cash may not occur; the risk that the proposed issuance of Convertible Notes and private placement may not occur; the risk that we may not receive any or as much additional contingent consideration as we might expect under our agreements with respect to the sale of Visudyne® and the punctal plug delivery system technology; the risk that we will be treated as a PFIC in 2015 and future years; the risk that the Company will determine it is not feasible to submit a Marketing Authorization Application (“MAA”) for conditional approval with the European Medicines Agency (the “EMA”) based upon existing clinical data, the natural history study data or other reasons and the impact of this outcome on the Company’s potential plans to commence a pivotal trial for QLT091001; the risk that the EMA denies any conditional approval and the MAA we may submit; risks and uncertainties concerning the impact that QLT’s success or failure in pursuing various future strategic initiatives will have on the market price of our securities; risks resulting from the potential loss of key personnel; uncertainties relating to our development plans, timing and results of the clinical development and commercialization of our products and technologies, including pivotal clinical trials; assumptions related to continued enrollment trends, efforts and success, and the associated costs of these programs; outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; risks and uncertainties associated with the safety and effectiveness of our technology; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

This press release also contains “forward looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be appropriate for other purposes.